                                                                       EX-99.p.1

                                 CODE OF ETHICS

                      DELAWARE INVESTMENTS' FAMILY OF FUNDS

CREDO
It is the duty of all Delaware Investments employees,  officers and directors to conduct  themselves with  integrity,  and at all times to place the interests of
Fund shareholders  first. In the interest of this credo, all personal Securities transactions will be conducted  consistent with the Code of Ethics and in such a manner as to avoid any actual or potential  conflict of interest or any abuse of an individual's  position of trust and responsibility.  The fundamental standard of this Code is that personnel  should not take any  inappropriate  advantage of their positions.

Rule 17j-1 (the "Rule")  under the  Investment  Company Act of 1940,  as amended
(the "Act"),  makes it unlawful for certain  persons,  including  any  employee, officer or director of any Fund, a Fund's investment  adviser/sub-adviser,  or a
Fund's  principal  underwriter,  in connection with the purchase or sale by such person of a Security held or to be acquired by a Fund:

(1) To employ any device, scheme or artifice to defraud a Fund;

(2) To make any untrue statement of a material fact to a Fund or omit to state a material fact necessary in order to make the statements made to a Fund, in light of the circumstances in which they are made, not misleading;

(3) To engage in any act,  practice or course of business that operates or would operate as a fraud or deceit on a Fund; or

(4) To engage in any manipulative practice with respect to a Fund.

The Rule also requires that each Delaware  Investments'  Fund and its investment adviser,  sub-adviser,  and principal underwriter adopt a written code of ethics containing  provisions  reasonably  necessary  to prevent  certain  persons from engaging in acts in  violation of the above  standard  and shall use  reasonable diligence and institute procedures reasonably necessary to prevent violations of the Code.

This Code of Ethics is being  adopted  by the  Delaware  Investments'  Family of
Funds, as listed on Appendix A (collectively "Delaware"), in compliance with the requirements of the Rule to effect the purpose of the Credo set forth above, and to  comply  with  the  recommendations  of the  Investment  Company  Institute's
Advisory Group on Personal Investing.

DEFINITIONS:

"Access  Person"  means (i) a  supervised  person  who has  access to  nonpublic information  regarding clients' Securities  transactions,  is involved in making
Securities  recommendations to clients,  who has access to such  recommendations that are  nonpublic,  or who has access to nonpublic  information  regarding the portfolio  holdings of a Fund;  (ii) any director,  officer,  general partner or
Advisory  Person  of a Fund or of a Fund's  investment  adviser;  or  (iii)  any director, officer or general partner of a Fund principal underwriter who, in the ordinary  course of  business,  makes,  participates  in or obtains  information regarding  the purchase or sale of  Securities  by a Fund or whose  functions or duties  in  the  ordinary  course  of  business  relate  to  the  making  of any recommendation to a Fund regarding the purchase or sale of its Securities. Those persons deemed Access Persons will be notified of this designation.

"Advisory Person" means (i) any director,  officer,  general partner or employee of a Fund  or a  Fund's  investment  adviser  (or of any  company  in a  control relationship to a Fund or its investment adviser) who, in connection with his or her regular functions or duties makes,  participates in, or obtains  information regarding  the  purchase or sale of  Securities  by a Fund,  or whose  functions relate to the making of any  recommendations  with  respect to such  purchase or sales;  or (ii) any  natural  person in a control  relationship  to a Fund or an investment adviser who obtains information  concerning  recommendations  made to the Fund with  regard  to the  purchase  or sale of  Securities  by a Fund.  For purposes  of this  definition,  "control"  has the same  meaning as set forth in
Section 2(a)(9) of the Act.

"Affiliated  Person"  means any  officer,  director,  partner,  or employee of a
Delaware Fund or any subsidiary of Delaware  Management  Holdings,  Inc. and any other person so designated by the Compliance Department.

"Beneficial  ownership"  shall be as defined  in  Section  16 of the  Securities
Exchange  Act of 1934  and  the  rules  and  regulations  thereunder.  Generally
speaking,   a  person  who,  directly  or  indirectly,   through  any  contract,
arrangement, understanding, relationship or otherwise, has or shares a direct or indirect  pecuniary  interest  in a  Security,  is a  "beneficial  owner" of the
Security.  For example, a person is normally regarded as the beneficial owner of
Securities  held by  members of his or her  immediate  family  sharing  the same household.  Additionally,  ownership of derivative  Securities  such as options, warrants  or  convertible  Securities  which  confer  the right to  acquire  the underlying  Security at a fixed price  constitutes  Beneficial  Ownership of the underlying Security itself.

"Control"  shall mean  investment  discretion  in whole or in part of an account regardless  of Beneficial  Ownership,  such as an account for which a person has power of attorney or authority to effect transactions.

"De Minimis Purchases or Sales" shall mean purchases or sales by covered persons of up to 500 shares of stock in a company that is in the Standard and Poor's 500
Index provided that Delaware has not traded more than 10,000 shares of that same stock  during the last two  trading  days and there are no open  orders for that stock on the Trading Desk.

"High Quality  Short-Term Debt Instruments" shall mean any instrument that has a maturity  at  issuance of less that 366 days and that is rated in one of the two
highest  rating  categories  by  a  Nationally  Recognized   Statistical  Rating
Organization.

"Interested  Director" means a director or trustee of an investment  company who is an  interested  person  within the meaning of Section  2(a)(19) of the Act. A
"Disinterested  Director"  is a director who is not an  interested  person under
Section 2(a)(19) of the Act.

"Investment  Personnel"  means any employee of a Fund, an investment  adviser or affiliated  company,  other than a Portfolio  Manager  who, in  connection  with his/her  regular  functions or duties,  makes, or participates in the making of, investment decisions affecting an investment company, and any control person who obtains information  concerning the recommendation of Securities for purchase or sale by a Fund or an account.  Investment  Personnel  also include the staff who support a Portfolio Manager including analysts,  administrative assistants, etc.
Investment Personnel by definition are Access Persons.

"Managed  Accounts"  means an account that is  professionally  managed through a wrap program.  Managed  Accounts  require  pre-approval  through the  Compliance
Department  prior to starting up the account.  The  Compliance  Department  will consider the facts and circumstances of the account, including the functions and duties of the employees,  when approving or denying such accounts.  In addition, preclearance is exempt with Managed Accounts,  however, all trades still require reporting and duplicate  statements and confirmations are required to be sent to the Compliance  Department.  Preclearance is only exempt for trades initiated by the wrap manager. All trades initiated by the employee require preclearance.

"Portfolio  Manager"  means any person who, in connection  with his/her  regular functions  or  duties,  makes or  participates  in,  the  making  of  investment decisions effecting an investment company.  Portfolio Managers by definition are
Access Persons.

"Security"  shall have the meaning as set forth in Section  2(a)(36) of the Act, except  that it  shall  not  include  Securities  issued  or  guaranteed  by the government  of the United  States or by any of its  federal  agencies,  bankers'
acceptances,  bank  certificates  of deposit,  commercial  paper,  High  Quality
Short-Term Debt Instruments including repurchase agreements,  shares of open-end registered  investment  companies  (other than non-money  market Funds for which
Delaware  Investments is the adviser and sub-adviser,  see Appendix A for a list of these Funds),  and municipal fund Securities (i.e. 529 Plans) (other than the
TAP 529 Plan).  In  addition,  the  purchase,  sale or exercise of a  derivative
Security  shall  constitute  the  purchase or sale of the  underlying  Security.
However, the purchase or sale of the debt instrument of an issuer which does not give the holder the right to purchase the issuer's stock at a fixed price,  does not constitute a purchase or sale of the issuer's stock.

Security being  "considered  for purchase or sale" or "being  purchased or sold"
means when a  recommendation  to purchase  or sell the  Security or an option to purchase or sell a Security has been made and  communicated  to the Trading Desk and with  respect to the  person  making the  recommendation,  when such  person seriously  considers  making,  or when such  person  knows or  should  know that another person is seriously considering making, such a recommendation.

Security "held or to be acquired" by a Fund means (i) any Security which, within the most recent fifteen days (a) is or has been held by a Fund; or (b) is being, or has been,  considered by a Fund or its investment adviser for purchase by the
Fund; and (ii) any option to purchase or sell, and any Security convertible into or exchangeable for a Security.

PROHIBITED ACTIVITIES

I.   The   following  restrictions  apply  to  all  Affiliated  Persons,  Access
     Persons, Investment Personnel and Portfolio Managers.

(a) No  Affiliated  Person,  Access  Person,  Investment  Personnel or Portfolio
Manager  shall  engage in any act,  practice or course of  conduct,  which would violate the provisions of Rule 17j-1 set forth above.

(b) No  Affiliated  Person,  Access  Person,  Investment  Personnel or Portfolio
Manager shall purchase or sell,  directly or  indirectly,  any Security which to his/her knowledge is being actively considered for purchase or sale by Delaware;
except that this prohibition shall not apply to:

     (A)  purchases  or sales that are  nonvolitional  on the part of either the
     Person or a Fund;
     (B) purchases which are part of an automatic dividend reinvestment plan;
     (C) purchases  effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its Securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired;
     (D) other  purchases  and sales  specifically  approved by the President or
     Chief Executive Officer,  with the advice of the General Counsel and/or the
     Compliance   Director,   and  deemed  appropriate  because  of  unusual  or
     unforeseen circumstances.  A list of Securities excepted will be maintained by the Compliance Department.
     (E) purchases or sales made by a wrap manager in an Affiliated  Person's or
     Access Person's Managed  Account,  provided that such purchases or sales do not reflect a pattern of conflict.

(c) Except for trades  that meet the  definition  of de minimis,  no  Affiliated
Person,  Access Person,  Investment Personnel or Portfolio Manager may execute a buy or sell order for an account in which he or she has Beneficial  Ownership or
Control until the third trading day following the execution of a Delaware buy or sell order in that same  Security.  All trades  that meet the  definition  of de minimus,  however,  must first be  precleared  by the  Compliance  Department in accordance with Section I(g) below.

(d) No  Affiliated  Person or Access  Person  may  purchase  an  initial  public offering (IPO) without first receiving preclearance.

(e) No  Affiliated  Person,  Access  Person,  Investment  Personnel or Portfolio
Manager may purchase any private placement without express PRIOR written consent by the  Compliance  Department.  All private  placement  holdings are subject to disclosure to the Compliance  Department.  Any Affiliated Person, Access Person,
Investment Personnel or Portfolio Manager that holds a private placement must receive  permission  from the Compliance or Legal  Department  prior to any participation  by such person in a Fund's  consideration of an investment in the same issuer. In such circumstances,  a Fund's decision to purchase securities of the issuer will be subject to an independent review by Investment Personnel with no personal interest in the issuer.

(f) Despite any fault or  impropriety,  any  Affiliated  Person,  Access Person,
Investment  Personnel  or  Portfolio  Manager who  executes a buy or sell for an account in which he/she has  Beneficial  Ownership or Control  either (i) before the third trading day  following  the execution of a Delaware  order in the same
Security,  or (ii) when there are pending  orders for a Delaware  transaction as reflected  on the open order  blotter,  shall  forfeit any profits  made (in the event of purchases) or loss avoided (in the event of sales), whether realized or unrealized,  in the period from the date of the personal  transaction to the end of the proscribed trading period.  Payment of the amount forfeited shall be made by check or in cash to a charity of the person's  choice and a copy of the check or receipt must be forwarded to the Compliance Department.

(g) Except for Managed Accounts meeting the provisions of Section I(b)(E) above, each  Affiliated  Person or Access  Person's  personal  transactions,  including transactions that may be considered de minimus,  must be precleared by using the
Personal Transaction System. The information must be submitted prior to entering any orders for personal transactions. Preclearance is only valid for the day the request  is  submitted.  If  the  order  is  not  executed  the  same  day,  the preclearance  request  must be  resubmitted.  Regardless  of  preclearance,  all transactions remain subject to the provisions of (f) above.

(h)  Disinterested  Directors  of the  Fund or its  investment  adviser  are not subject to part (c),  (d),  (e), (f) or (g) of this section  unless the director knew or, in the ordinary  course of fulfilling his or her official duties should have  known,  that  during  the 15 day  period  immediately  before or after the director's  transaction  in a covered  security,  the Fund purchased or sold the covered security, or the Fund or its investment adviser considered purchasing or selling the covered security.

(i) All Mutual Funds that are now subject to the Code of Ethics will be required to be held for a minimum of 60 days before selling the Fund at a profit. Closing positions at a loss is not prohibited.

II.  In  addition  to  the  requirements  noted  in  Section  I,  the  following additional  restrictions  apply to all  Investment  Personnel and Portfolio
     Managers.

(a)  All  Investment  Personnel  and  Portfolio  Managers  are  prohibited  from purchasing any initial public offering (IPO).

(b)  Short  term  trading  resulting  in a profit  is  prohibited.  All  opening positions  must be held for a period of 60 days, in the  aggregate,  before they can be closed at a profit.  Any short term  trading  profits  are subject to the disgorgement  procedures  outlined  above  and at the  maximum  level of  profit obtained. The closing of positions at a loss is not prohibited.

(c)  All  Investment  Personnel  and  Portfolio  Managers  are  prohibited  from receiving  anything  of more than a de  minimis  value from any person or entity that does business with or on behalf of any Fund

or client.  Things of value may include, but not be limited to, travel expenses, special deals or incentives.

(d) All  Investment  Personnel  and  Portfolio  Managers  require  PRIOR written approval  from the Legal or Compliance  Department  before they may serve on the board of directors of any public company.

III. In  addition  to the requirements noted in Sections I and II, the following additional restrictions apply to all Portfolio Managers.

(a) No  Portfolio  Manager  may  execute a buy or sell order for an account  for which he/she has Beneficial Ownership within seven calendar days before or after an investment  company or separate  account that he/she  manages  trades in that
Security.

(b) Despite  any fault or  impropriety,  any  Portfolio  Manager who  executes a personal  transaction  within seven  calendar days before or after an investment company or separate  account that he/she manages trades in that Security,  shall forfeit any profits  made (in the event of  purchases)  or loss  avoided (in the event of sales), whether realized or unrealized,  in the period from the date of the personal transaction to the end of the prescribed trading period. Payment of the  amount  forfeited  shall be made by check  or in cash to a  charity  of the person's  choice and a copy of the check or  receipt  must be  forwarded  to the
Compliance Department.

REQUIRED REPORTS

I.   The following reports are  required to be made by all  Affiliated  Persons,
     Access Persons, Investment Personnel and Portfolio Managers.

(a) Disclose  brokerage  relationships  at employment and at the time of opening any new account.

(b) Direct their  brokers to supply to the  Compliance  Department,  on a timely basis,  duplicate copies of all  confirmations and statements for all Securities accounts and Managed Accounts. Where possible, such confirmations and statements should be forwarded electronically to the Compliance Department.  The Compliance
Department,  from time to time, will compare such  confirmations  and statements against  precleared  transactions in the Personal  Transaction System to monitor compliance with the Code.

(c) All Delaware  Investments  Mutual Funds and Optimum Fund Trust accounts will be required to be held in-house.

(d) Each quarter,  no later than 20 days after the end of the calendar  quarter, submit to the Compliance  Department a personal  transaction summary showing all transactions  in  Securities  in accounts  which such person has or acquires any direct or indirect Beneficial  Ownership.  Any transactions effected pursuant to an Automatic Investment Plan, however, need not be reported.  Each Disinterested
Director shall submit the quarterly  reports only for transactions  where at the time  of the  transaction  the  Director  knew,  or in the  ordinary  course  of fulfilling his official duties as a Director should have known,  that during the fifteen day period immediately before or after the date

of the  transaction  by the  Director,  such Security was purchased or sold by a
Fund or its investment adviser or was being considered for purchase or sale by a
Fund or its investment adviser.

Every report will contain the following information:

     (i) the date of the  transaction,  the title and type of the Security,  the exchange  ticker symbol or CUSIP number,  if applicable,  the interest rate and  maturity  date,  if  applicable,  and the  number  of  shares  and the principal amount of each Security involved;
     (ii) the nature of the transaction (i.e., purchase,  sale or any other type of acquisition or disposition);
     (iii) the price at which the transaction was effected;
     (iv) the name of the broker, dealer or bank effecting the transaction;
     (v) for any account established by such person in which any Securities were held during the quarter for the direct or indirect  benefit of such person, the  name  of the  broker,  dealer  or  bank  with  whom  the  account  was established and the date the account was established; and
     (vi) the date that the report is submitted to the Compliance Department.

(e) All Affiliated Persons,  Access Persons,  Investment Personnel and Portfolio
Managers must,  initially upon receipt of this Code, upon receipt of any and all amendments to this Code, and annually,  certify that they have  received,  read, understand  and  complied  with  this  Code of  Ethics  and all  disclosure  and reporting requirements contained therein.

II.  In  addition  to  the  above  reporting  requirements,  all Access Persons,
     Investment  Personnel  and  Portfolio  Managers  (other than  Disinterested
     Directors) must:

(a) Provide an initial  holdings report no later than 10 days upon  commencement of employment  that  discloses  information  regarding  all personal  Securities holdings, including (i) the title, type, exchange ticker symbol or CUSIP number, if applicable,  the number of shares and the principal  amount of each Security;
(ii) the name of any broker,  dealer or bank with whom such person  maintains an account in which any Securities were held for the direct or indirect  benefit of such person as of the date of the commencement of employment, and (iii) the date that the report was submitted to the Compliance Department.  This report must be current as of a date no more than 45 days before the commencement of employment.

(b) Provide an annual  holdings  report  containing  information  regarding  all personal  Securities  holdings,  including (i) the title, type,  exchange ticker symbol or CUSIP number,  if  applicable,  the number of shares and the principal amount of each Security;  (ii) the name of any broker,  dealer or bank with whom such  person  maintains  an  account in which any  Securities  were held for the direct or indirect  benefit of such  person,  and (iii) the date that the report was submitted to the Compliance Department.  This report must be current as of a date no more than 45 days before the report is  submitted  and must be submitted at least annually.

III. Access  Persons  to  a  Fund's  investment adviser need not make a separate report under this section to the extent that such Access Person has already submitted a report under the Delaware  Investments' Code of Ethics pursuant to such Access  Person's role as an Access Person to an investment  adviser under that Code and provided that such information  would be duplicative of the information already provided in such report.

SANCTIONS/VIOLATIONS

Strict  compliance with the provisions of the Code of Ethics is considered to be a basic provision of your employment.  Any violation of the Code of Ethics by an employee will be considered serious and may result in disciplinary action, which may include, but is not limited to unwinding of trades, disgorgement of profits, warning,  monetary fine or censure,  suspension of personal trading  privileges, and suspension or termination  of employment.  Repeated  offenses will likely be subject to additional sanctions of increasing severity.

ADMINISTRATIVE PROCEDURES

(a) The Compliance  Department of Delaware will identify all Affiliated Persons,
Access Persons, Investment Personnel and Portfolio Managers and will notify them of this  classification  and their  obligations  under this Code. The Compliance
Department  will ensure that all such  persons  initially  receive a copy of the
Code of Ethics and any and all  subsequent  amendments  thereto.  The Compliance
Department   will  also  maintain   procedures   regarding  the  review  of  all
notifications  and reports  required to be made pursuant to Rule 17j-1 under the
Act, Rule 204A-1 under the Investment Advisers Act of 1940, or this Code and the
Compliance  Department  will  review  all  notifications  and  reports,  such as portfolio holdings and Securities transaction reports.

(b) All Affiliated Persons,  Access Persons,  Investment Personnel and Portfolio
Managers shall report any apparent  violations of the  prohibitions or reporting requirements  contained  in  this  Code  of  Ethics  promptly  to the  Legal  or
Compliance Department.  The Legal or Compliance Department shall report any such apparent  violations to the Chief Compliance  Officer and the President or Chief
Executive  Officer.  Such Chief  Executive  Officer or President,  or both, will review the reports made and determine whether or not the Code of Ethics has been violated  and shall  determine  what  sanctions,  if any,  should be  imposed in addition to any that may already  have been  imposed.  On a quarterly  basis,  a summary report of material violations of the Code and the sanctions imposed will be made to the Board of Directors  or  Committee  of Directors  created for that purpose.  In  reviewing  this  report,  the  Board  will  consider  whether  the appropriate  sanctions  were  imposed.  When the Legal  Department  finds that a transaction  otherwise  reportable  above could not  reasonably be found to have resulted  in a fraud,  deceit or  manipulative  practice  in  violation  of Rule
17j-1(b), it may, in its discretion,  lodge a written memorandum of such finding in lieu of reporting the transaction.

(c) All material purchases and sales  specifically  approved by the President or
Chief  Executive  Officer in  accordance  with Section  (I)(b)(D) of  Prohibited
Activities,  as  described  herein,  shall be  reported to the Board at its next regular meeting.

(d) The Board of Directors,  including a majority of independent Directors, must approve  the  Fund's  Code,  as well as the Code of any  adviser  and  principal underwriter.  If an adviser or underwriter makes a material changes to its Code, the Board must approve the material  change within six months after the adoption of such  change.  The Board must base its  approval  of a Code of  ethics,  or a material  change  to a  Code,  upon  a  determination  that  the  Code  contains provisions  reasonably  necessary to prevent "Access Persons" from violating the anti-fraud provisions of the Rule 17j-1.

(e) At least once a year,  the Board must be provided a written report from each
Rule 17j-1  organization  that  describes  issues that arose during the previous year under the Code or  procedures  applicable  to the Rule 17j-1  organization, including,  but not limited  to, a summary of the  existing  procedures  and any changes  during the past year,  information  about  material  Code or  procedure violations and sanctions imposed in response to those material  violations,  and any recommended changes to the Code based on past experience,  evolving industry practice  or  developments  in  applicable  laws or  regulations.  In  addition, annually and before the Board approves a material  change to the Code, the Board must be provided with a written  report from each Rule 17j-1  organization  that certifies  to the  Fund's  Board that the Rule 17j-1  organization  has  adopted procedures reasonably necessary to prevent its Access Persons from violating its
Code of Ethics.

RECORDKEEPING

Please see Procedures  Regarding Books and Records To be Kept and Maintained for
Code of Ethics recordkeeping requirements.

Appendix A - List of Mutual Funds/Collective  Investment Vehicles subject to the
Code of Ethics

o  All Delaware Investments Family of Funds
o  All Optimum Fund Trust Funds
o  AssetMark Tax-Exempt Fixed Income Fund
o  Consulting Group Capital Markets Funds - Large Capitalization Growth Equity
   Investments
o  Consulting Group Capital Markets Funds - Small Capitalization Value Equity
   Investments
o  First Mercantile Trust Preferred Trust Fund
o  Lincoln Variable Insurance Product Trusts - LVIP Delaware Bond Fund
o  Lincoln Variable Insurance Product Trusts - LVIP Delaware Growth & Income
   Fund
o  Lincoln Variable Insurance Product Trusts - LVIP Delaware Managed Fund
o  Lincoln Variable Insurance Product Trusts - LVIP Money Market Fund
o  Lincoln Variable Insurance Product Trusts - LVIP Delaware Social Awareness
   Fund
o  Lincoln Variable Insurance Product Trusts - LVIP Delaware Special
   Opportunities Fund
o  MassMutual Select Funds - MassMutual Select Aggressive Growth Fund
o  MassMutual Select Funds - MassMutual Select Emerging Growth Fund
o  MML Series Investment Fund - MML Emerging Growth Fund
o  Mercantile Capital Opportunities Fund
o  MetLife Investments Funds - MetLife Investment Small Company Stock Fund
o  MLIG Roszel/Delaware Small Cap Portfolio
o  MLIG Roszel/Delaware Trend Portfolio
o  Russell Investment Company - Select Growth Fund
o  Russell Investment Company - Fixed Income I/Russell Multi-Manager Bond Fund
o  Russell Investment Company - Fixed Income III Fund
o  Russell Investment Company - Multistrategy Bond Fund
o  Russell Investment Company - Tax-Exempt Bond Fund
o  Russell Trust Company - Russell Common Trust Core Bond Fund
o  Russell Trust Company - Russell Concentrated Aggressive Portfolio Fund
o  Russell Trust Company - Russell Growth Fund
o  Russell Trust Company - Russell International Fund
o  Russell Trust Company - Russell Long Duration Fixed Income Fund
o  Russell Company Limited - Russell Multi-Strategy Global Bond Fund
o  Russell Investments (Cayman) Limited - Russell Investment Company plc - The
   U.S. Bond Fund
o  Russell Company Limited - Integritas Mutli-Manager Fund plc - U.S. Equity
   Fund
o  SEI Global Investments Fund plc - US Large Cap Growth Fund
o  SEI Global Markets Fund plc - US Small Companies Fund
o  SEI Institutional Investments Trust - Large Cap Fund
o  SEI Institutional Investments Trust - Large Cap Diversified Alpha Fund
o  SEI Institutional Investments Trust - Small Cap Fund
o  SEI Institutional Investments Trust - Small/Mid Cap Equity Fund
o  SEI Institutional Managed Trust - Large Cap Diversified Alpha Fund

                                       10

o  SEI Institutional Managed Trust - Large Cap Growth Fund
o  SEI Institutional Managed Trust - Small Cap Growth Fund
o  SEI Institutional Managed Trust - Tax Managed Large Cap Fund
o  SEI Institutional Managed Trust - Tax Managed Small Cap Fund
o  SEI Investments Group of Funds - U.S. Large Company Equity Fund
o  SEI Tax-Exempt Trust - Institutional Tax-Free Fund
o  Wilshire Mutual Funds, Inc. - Large Company Growth Portfolio